                                                                     EXHIBIT 1.2


                                PRICING AGREEMENT



                                                                  August 9, 1999
Goldman, Sachs & Co.
Donaldson, Lufkin, & Jenrette
   Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith,
                Incorporated
Dain Rauscher Wessels, a division of
   Dain Rauscher Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         Newfield Financial Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust"), and Newfield Exploration Company, a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement dated August 1, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Designated Securities specified in
Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Designated Trust will consist of debt securities of the Company (the "Subordinated Debentures"), as specified in
Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). The Subordinated Debentures will be convertible into shares of Common Stock, par value $.01 per share, of the Company (the "Stock"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised and (c) the Company agrees to issue the Subordinated Debentures and the Guarantee and to purchase the Common Securities.

         The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of Designated Securities in excess of the number of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Designated Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                       Very truly yours,

                                       Newfield Exploration Company





                                       By: /s/ TERRY RATHERT
                                          --------------------------------------
                                            Terry Rathert
                                            Vice President - Planning and
                                            Administration


                                        Newfield Financial Trust I

                                        By: Newfield Exploration Company,
                                              as Depositor



                                            By: /s/ TERRY RATHERT
                                               ---------------------------------
                                                Terry Rathert
                                                Vice President - Planning and
                                                Administration


Accepted as of the date hereof:

Goldman, Sachs & Co.

/s/ GOLDMAN, SACHS & CO.
---------------------------------------


On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                NUMBER OF      MAXIMUM NUMBER
                                                                   FIRM         OF OPTIONAL
                                                                DESIGNATED       DESIGNATED
                                                                SECURITIES    SECURITIES WHICH
                                                                  TO BE            MAY BE
                        UNDERWRITER                             PURCHASED        PURCHASED
                        -----------                             ----------    ----------------
Goldman, Sachs & Co...........................................  1,250,000         187,500
Donaldson, Lufkin & Jenrette Securities Corporation...........    500,000          75,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated......................................    500,000          75,000
Dain Rauscher Wessels, a division of Dain Rauscher
                   Incorporated...............................    250,000          37,500
                                                                ---------         -------
TOTAL                                                           2,500,000         375,000
                                                                =========         =======

                                   SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A

NUMBER OF DESIGNATED SECURITIES:

               Number of Firm Designated Securities:                   2,500,000
               Maximum Number of Optional Designated Securities:         375,000

INITIAL OFFERING PRICE TO PUBLIC:

         $50.00 per Security

PURCHASE PRICE BY UNDERWRITERS:

         $50.00 per Security

COMMISSION PAYABLE TO UNDERWRITERS:

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to the Designated Representative, for the accounts of the several Underwriters, an amount equal to $1.50 per Security for the Designated Securities to be delivered at such Time of Delivery in Federal (same-day) funds.

LIQUIDATION AMOUNT:

$50 per Designated Security

DISTRIBUTION RATE:

6 1/2%

CONVERSION:

Each Security is convertible into 1.3646 shares of Stock

DISTRIBUTION PAYMENT DATES:

February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 1999

DISTRIBUTION DEFERRAL PERIOD:

20 quarters

REDEMPTION PROVISIONS:

The redemption provisions set forth in Sections 4.2 and 4.4 of the Trust Agreement shall apply to the Designated Securities

SINKING FUND PROVISIONS:

No sinking fund provisions

EXCHANGE FOR DESIGNATED SECURITIES:

The Subordinated Debentures may be delivered in exchange for the Designated Securities as provided in the Prospectus Supplement

FORM OF DESIGNATED SECURITIES:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same-day) funds

TRUST AGREEMENT:

Amended and Restated Trust Agreement dated as of August 13, 1999, between the Company, as Depositor, First Union National Bank, as Property Trustee, First Union Trust Company, NA, as Delaware Trustee, and the several Holders of Trust Securities

INDENTURE:

Indenture dated as of August 13, 1999, between the Company and First Union National Bank, as Indenture Trustee (the "Indenture")

GUARANTEE:

Guarantee Agreement dated as of August 13, 1999, between Company and First Union National Bank, as Guarantee Trustee

SUBORDINATED DEBENTURES:

Title:

6 1/2% Junior Subordinated Convertible Debentures, Series A

Maturity:

August 15, 2029 (subject to shortening such maturity to a date not earlier than August 13, 2014)

Interest Rate:

6 1/2%

Interest Payment Dates:

February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 1999

Extension Period:

 20 quarters

LISTING OF DESIGNATED SECURITIES:

New York Stock Exchange.

BLACKOUT PROVISIONS:

The Company and the Designated Trust agree, and the Company's officers and directors will agree (and delivery of written agreements to such effect shall be a condition to the obligations of the Underwriters), that for a period of 90 days from the date of this Pricing Agreement, they will not, without the prior written consent of Goldman, Sachs & Co., sell, offer to sell, grant any option for the sale of or otherwise dispose of any Securities, any security convertible into or exchangeable into or exercisable for the Securities or the Subordinated Debentures or any debt substantially similar to the Subordinated Debentures or any equity securities substantially similar to the Securities, any Stock or any security convertible into or exchangeable into or exercisable for Stock or any equity security substantially similar to the Stock, except for (i) issuances pursuant to the exercise of warrants, stock options and convertible securities outstanding on the date hereof and (ii) grants of options or shares of Stock pursuant to existing employee benefit plans.

TIME OF DELIVERY:

10:00 a.m. (New York City time), on August 13, 1999

CLOSING LOCATION:

Baker & Botts, L.L.P.
3000 One Shell Plaza
910 Louisiana
Houston, Texas

NAME AND ADDRESS OF REPRESENTATIVES:
          Designated Representatives:  Goldman, Sachs & Co.
          Address for Notices, etc.:   85 Broad Street
                                       New York, New York